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                                                                   EXHIBIT 10.22

                     FOURTH AMENDMENT TO SECURITY AGREEMENT

      THIS AMENDMENT is made and entered into on this the 31st day of August, 2005, by and between THE MASON AND DIXON LINES, INCORPORATED, a Delaware corporation whose address is 11355 Stephens Road, Warren, Michigan 48089 ("Grantor"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association, whose address is 165 Madison Avenue, Memphis, Tennessee 38103,
Attention: Commercial Finance Division ("Bank").

                                Recitals of Fact

      Grantor as Debtor, has heretofore made, executed and delivered to the Bank, as Secured Party, that certain Security Agreement bearing date of the 31st day of December, 2001, as amended by the First Amendment to Security Agreement dated May 11, 2004, and by the Second Amendment to Security Agreement dated June 29, 2004, and by the Third Amendment to Security Agreement dated August 12, 2004, and by the Fourth Amendment to Security Agreement dated August 31, 2005 (as amended, the "Security Agreement") for the purpose of securing the payment of certain Obligations, as mentioned and defined in the Security Agreement.

      Grantor, together with Universal Truckload Services, Inc. ("Universal Truckload") and Universal Am-Can, Ltd. ("Universal Am-Can") has this day made, executed and delivered to the Bank its Fifth Amended and Restated Revolving Credit Note in the principal sum of Twenty Million Dollars ($20,000,000.00); and as a result thereof, the parties desire to modify and amend the Security Agreement as hereinafter provided.

      NOW, THEREFORE, for and in consideration of the premises, as set forth in the Recitals of Fact, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

                                   Agreements

      1. Paragraphs 3(a), 3(b) and 3(c) of the Security Agreement are hereby modified and amended to read as follows:

            (a) the full and prompt payment, when due, of the indebtedness (and interest thereon) evidenced and to be evidenced by that certain promissory note, bearing date of the 31st day of December, 2001, in the principal sum of Twenty Million Dollars ($20,000,000.00), executed by Universal Truckload, Grantor and Universal Am-Can and payable to the order of Bank, as amended by that Amended and Restated Promissory Note dated May 11, 2004, in the principal sum of Twenty Million Dollars ($20,000,000.00), executed by Universal Truckload, Mason Intermodal, Universal Am-Can and Grantor as amended and restated by that Second Amended and Restated Promissory Note dated June 29, 2004 in the principal sum of Forty Million Dollars ($40,000,000.00), executed by Universal Truckload, Mason Intermodal, Economy, Universal Am-Can, Grantor, and Louisiana and payable to the order of the Bank, and by that Third Amended and Restated Promissory Note dated August 12, 2004, in the principal sum of Forty Million Dollars ($40,000,000.00), executed by Universal Truckload, Universal Am-Can, Economy, Mason Intermodal, Grantor, Louisiana, Great American Lines and Great American

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      Logistics, and by that Fourth Amended and Restated Promissory Note dated
      August 31, 2005, in the principal sum of Twenty Million Dollars ($20,000,000.00), executed by Grantor, Universal Truckload, and Universal Am-Can, and any and all renewals, modifications, and extensions of said note, in whole or in part, including, but not limited to, any amendments and restatements to the note by and between the Bank and the existing Co-Borrowers and any additional parties who may become a Co-Borrower;

            (b) the due performance and observance by the Universal Truckload and/or any Co-Borrower, as applicable, of all of its covenants, agreements, representations, liabilities, obligations, and undertakings as set forth herein, or in the Loan Agreement (as the same may be modified, renewed or extended from time to time), or in any of the Security Agreements, or in any other instrument or document which now or at any time hereafter evidences or secures, in whole or in part, all or any part of the Obligations hereby secured; and

            (c) the prompt payment and performance of any and all other present and future obligations of Universal Truckload and/or any Co-Borrower to Bank with respect to any letters of credit issued at any time by Bank for the benefit of Universal Truckload and/or any Co-Borrower under the Loan Agreement.

      2. All references in the Security Agreement to the Loan Agreement shall be deemed to be references to the Loan Agreement between Universal Truckload, Universal Am-Can and Grantor and the Bank dated December 31, 2001, as amended by First Amendment to Loan Agreement dated May 11, 2004, executed by Universal Truckload, Universal Am-Can, Grantor, Mason Intermodal and the Bank, as amended by the Second Amendment to Loan Agreement dated June 29, 2004, executed by Grantor, Universal Truckload, Universal Am-Can, Mason Intermodal, Economy, Louisiana and the Bank, as amended by the Third Amendment to Loan Agreement dated August 12, 2004, executed by Grantor, Universal Truckload, Universal Am-Can, Mason Intermodal, Economy, Louisiana, Great American Lines and Great American Logistics, as amended by the Fourth Amendment to Loan Agreement dated December 27, 2004, executed by Grantor, Universal Truckload, Universal Am-Can, Mason Intermodal, Economy, Louisiana, Great American Lines and Great American Logistics, as amended by Fifth Amendment to Loan Agreement dated August 31, 2005, executed by Grantor, Universal Truckload, Universal Am-Can, Mason Intermodal, Economy, Louisiana, Great American Lines and Great American Logistics, as same may be further modified or amended from time to time (as same has been or may hereafter be amended, the "Loan Agreement").

      3. Any reference to "Co-Borrower" hereunder shall mean any and all entities who now or hereafter may be named as a Co-Borrower under the Loan Agreement, as same may be amended from time to time. Any reference to "Security Agreements" hereunder shall mean "Security Agreements" as defined in the Loan Agreement, as same may be amended from time to time. All capitalized terms not defined in the Security Agreement as amended shall have the definitions set forth in the Loan Agreement.

      4. All terms and provisions of the Security Agreement, which are inconsistent with the terms and provisions of this Amendment are hereby modified and amended to conform herewith; and, as modified and amended hereby, the Security Agreement is hereby ratified, approved and confirmed by the parties hereto.

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in Memphis, Tennessee, by their respective officers, duly authorized so to do, on this the day and year first above written.

                                               THE MASON AND DIXON LINES,
                                               INCORPORATED

                                               By:    /s/ Thomas O Welsman
                                                      --------------------------
                                               Title: Vice President
                                                      --------------------------

                                                                         GRANTOR

                                               FIRST TENNESSEE BANK
                                               NATIONAL ASSOCIATION

                                               By:    /s/ Gavin Turner
                                                      --------------------------
                                               Title: Loan Officer
                                                      --------------------------

                                                                            BANK
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